Calculation of Filing Fee Tables
S-1
SMITH MICRO SOFTWARE, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.001 per share	Other	487,349	$ 2.57	$ 1,252,486.93	0.0001381	$ 172.97
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,252,486.93		$ 172.97
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 172.97
Offering Note
[1]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares of Common Stock offered hereby also include an indeterminate number of additional shares of Common Stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions. The proposed maximum offering price per share is estimated at $2.57 per share of Common Stock, the average of the high ($2.61) and low ($2.53) prices for the registrant's Common Stock as reported on the Nasdaq Capital Market on July 2, 2026 (rounded to the nearest cent), solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The maximum aggregate offering price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act. The amount registered represents the resale of 487,349 shares of Common Stock, which is equal to the maximum number of shares currently issuable upon the the exercise of warrants to purchase one share of Common Stock issued to the Selling Stockholders on June 15, 2026 at current exercise prices.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date